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                                                                    EXHIBIT 10.1



                                 THIRD AMENDMENT
                                       TO
                              HELEN OF TROY LIMITED
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


         WHEREAS, the Board of Directors and the shareholders of Helen of Troy Limited, a Bermuda corporation (the "Company"), have heretofore approved and adopted the Helen of Troy Limited 1995 Non-Employee Director Stock Option Plan (as amended, the "Plan");

         NOW THEREFORE, effective as of the Effective Date (as defined below), the Plan is hereby amended as follows:

                  "(a) The Company shall automatically grant to each Director, annually on the 1st day of September, December, March and June following the Director's appointment, election, reappointment, or reelection as a member of the Board, Stock Options for 4,000 shares of Common Stock; provided, however, the aggregate number of shares of Common Stock issued under Stock Options granted under the Plan shall not exceed 980,000."

         This Third Amendment to Helen of Troy Limited 1995 Non-Employee Director Stock Option Plan is intended to be, and shall be deemed to be, effective as of August 27, 2002, the date on which the shareholders of the Company approved the hereinabove amendment to the Plan at the 2002 Annual Meeting of the Shareholders (the "Effective Date").